Exhibit 10.1

EXECUTION COPY

MANAGEMENT SERVICES AGREEMENT

BY AND BETWEEN

ORE PHARMACEUTICAL HOLDINGS, INC.,

AND

P-VALUE CAPITAL MANAGEMENT, LLC

Dated April 14, 2010

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MANAGEMENT SERVICES AGREEMENT, (this “Agreement”), dated April 14, 2010 (the “Execution Date”) by and between Ore Pharmaceutical Holdings Inc., a Delaware corporation (the “Company”), and p-Value Capital Management LLC, a Delaware limited liability company (the “Manager”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties.”

WHEREAS, the Company has determined that it would be in its best interests to appoint a manager to perform the Services described herein and have agreed, therefore, to appoint the Manager to perform such Services; and

WHEREAS, the Manager has agreed to act as manager and to perform the Services described herein on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1  Definitions

Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, manager, general partner, general member, member or trustee of such Person.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, general partners, or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Board of Directors” means the Board of Directors of the Company, or any committee thereof that has been duly authorized by the Board of Directors to make a decision on the matter in question or bind the Company, as to the matter in question.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer.

“Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer.

“Clinical development” means the stage of drug development when investigational potential new treatments are tested in trials enrolling human patients.

“Commencement Date” means April 26, 2010.

“Company” has the meaning set forth in the preamble of this Agreement and shall include, as the context requires, Ore Pharmaceuticals, Inc.

“Company Asset” means any tangible or intangible asset owned by, licensed to or optioned by the Company as of the date of this Agreement.

“Company Officers” means the Chief Executive Officer and the Chief Financial Officer and any other officer of the Company hereinafter appointed by the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the preamble of this Agreement.

“Federal Securities Laws” means, collectively, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Fiscal Year” means the Company’s fiscal year for purposes of reporting its income for federal income tax purposes.

“Fund” means the first investment vehicle formed by Manager or Manager Affiliate that has as its principal purpose the financing and managing of pharmaceutical product clinical trials.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“General Partner” means the General Partner of the investment fund or funds currently contemplated to be sponsored by the Manager.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Incentive Payments” means the amounts payable in recognition of certain accomplishments by the Manager, as described in Section 7.3(a).

“Incur” means, with respect to any Indebtedness or other obligation of a Person, to create, issue, acquire (by conversion, exchange or otherwise), assume, suffer, guarantee or otherwise become liable in respect of such Indebtedness or other obligation.

“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.

“Indemnified Parties” has the meaning set forth in Article X hereof.

“Independent Director” means a director who (i)(a) is not an officer or employee of the Company, or an officer, director or employee of any of the Subsidiaries of the Company or their Subsidiaries, (b) was not appointed as a director pursuant to the terms of this Agreement and (c) is not affiliated with the Manager or any of its Affiliates, and (ii) satisfies the independence requirements under the Exchange Act and the rules and regulations of the Nasdaq Capital Market or any other market or automated quotation system on which the Company may maintain a public listing.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Losses” has the meaning set forth in Article X hereof.

“Management Agreement Year” means a twelve (12) month period beginning on the Commencement Date and thereafter on each anniversary of the Commencement Date.

“Management Fee” has the meaning set forth in Section 7.1(a) hereof.

“Management Fee Payment Date” means, the day 60 days prior to the quarter for which the Management Fee will apply.

“Manager” has the meaning set forth in the preamble of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Members” means the four members of the Manager as of the date of execution of the Agreement, who shall be:  Mark J. Gabrielson, Stephen Donahue, Benjamin L. Palleiko and Geoff Wilson.

“Nasdaq Capital Market” means the Nasdaq Capital Market (or any successor thereto) or any other market on which the Company may maintain a listing for the trading of its securities.

“Ordinary Course of Business” means, with respect to any Person, an action taken by such Person if such action is (i) consistent with the past practices of such Person and is taken in the normal day-to-day business or operations of such Person and (ii) which is not required to be authorized or approved by the board of directors of such Person.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Person” means any individual, company (whether general or limited), limited liability company, partnership, corporation, trust, estate, association, nominee or other entity.

“Preclinical development” means the field of new drug development that does not involve clinical trials and may involve scientific investigations, toxicology, or manufacture of investigational drug.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” has the meaning set forth in Section 3.1(b) hereof.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding voting equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Third Party Indebtedness” means, with respect to any Person, Indebtedness of such Person owed to any lenders or other creditors that are not Affiliated with such Person.

ARTICLE II
APPOINTMENT OF THE MANAGER

Section 2.1  Appointment

The Company hereby agrees to, and hereby does, appoint the Manager to perform the Services as set forth in Section 3.1 herein and subject to, and in accordance with, the terms and conditions of this Agreement.

Section 2.2  Term

The Manager shall provide Services to the Company from the Commencement Date until the termination of this Agreement in accordance with Article IX hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE III
OBLIGATIONS OF THE PARTIES

Section 3.1  Obligations of the Manager

(a) Subject always to the direction and approval of the Board of Directors or any officers designated or appointed by the Board of Directors and the terms and conditions of this Agreement, the Manager shall during the term of this Agreement (i) perform the Services as set forth in Section 3.1(b) below and (ii) comply with the operational objectives and business plans and goals of the Company in existence from time to time and as directed by the Board of Directors.  The Company shall promptly provide the Manager with all stated operational objectives and business plans of the Company approved by the Board of Directors of the Company and any other available information, in each case as reasonably requested by the Manager.

(b) Subject to Article VII hereof, the Manager agrees and covenants that it shall perform the following services (as may be modified from time to time pursuant to Section 3.4 hereof, the “Services”):

(i) manage the Company’s day-to-day business and operations, including managing its liquidity and capital resources and causing the Company to comply with applicable law;

(ii) oversee and manage the ongoing clinical development and preclinical development activities of the Company;

(iii) manage the Company’s intellectual property and other assets, including oversight of patent prosecution and other activities;

(iv) as approved by the Board of Directors, direct the legal activities of the Company, including defense against ongoing, future and threatened litigation and any potential settlements;

(v) as approved by the Board of Directors, identify, evaluate, manage, perform due diligence on, negotiate and oversee the acquisitions of any assets by the Company;

(vi) as approved by the Board of Directors, evaluate, manage, negotiate and oversee the disposition of all or any part of the property, assets or investments of the Company, including evaluating strategies for commercialization of assets and business development and licensing activities;

(vii) provide or second, as determined by agreement of the Manager and the Board of Directors, and in accordance with the terms and conditions of this Agreement, employees of the Manager to serve as executive officers or other employees of the Company or as members of the Company’s Board of Directors; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(viii) assuming the Company has a class of securities registered under the Federal Securities Laws, perform any other services for and on behalf of the Company to the extent that such services are consistent with those that are customarily performed by the executive officers and employees of a publicly listed or quoted Person, as determined by the Board of Directors, including preparing and filing SEC reports required by Federal Securities Laws or deemed advisable by the Company’s legal counsel, and signing required certifications to these reports in the capacity of officers of the Company.

The foregoing Services shall include, but are not limited to, the following:  (1) maintaining books, and records and financial statements of the Company in accordance with customary practice and GAAP; (2) recommend to the Board of Directors (x) capital raising activities, including the issuance of debt or equity securities of the Company, the entry into credit facilities or other credit arrangements, structured financings or other capital market transactions and (y) changes or other modifications in the capital structure of the Company, including equity repurchases; (3) recommend to the Company’s Board of Directors the engagement of agents, consultants or other third party service providers to the Company, including accountants, lawyers or experts, in each case, as may be considered necessary by the Board of Directors from time to time; (4) maintain the Company’s property and assets in the Ordinary Course of Business; (5) manage or oversee litigation, administrative or regulatory proceedings, investigations or any other reviews of the Company’s business or operations that may arise in the Ordinary Course of Business or otherwise, subject to the approval of the Board of Directors in connection with the settlement, compromise, consent to the entry of an order or judgment or other agreement resolving any of the foregoing; (6) maintain appropriate insurance policies with respect to the Company’s business and operations; (7) recommend to the Board of Directors the payment of dividends or other distributions on the equity interests of the Company; (8) attend to the timely calculation and payment of taxes payable, and the filing of all tax returns due, by the Company; (9) manage contract research organizations and scientific consultants conducting clinical development studies; (10) review reports relating to research and development studies; (11) respond to inquiries and requests from independent monitors of clinical research as well as national and international regulatory authorities and; (12) analyze and interpret new research and development results.

(c) The Manager will not be required to employ any staff to provide the Services other than the Members.

(d) In connection with the performance of its obligations under this Agreement, the Manager shall be required to obtain authorization and approval of the Board of Directors consistent with the Company’s past practices regarding action requiring Board of Directors approval, as otherwise required by the Board of Directors (or any applicable committee thereof) or the Company’s officers, or as otherwise required by this Agreement or applicable law.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) In connection with the performance of the Services under this Agreement, the Manager shall have all necessary power and authority to perform, or cause to be performed, such Services on behalf of the Company, subject to Sections 3.1(d) and 4.1(a) hereof.

(f) In connection with the performance of its obligations under this Agreement, the Manager is not permitted to engage in any activities that would cause the Manager to become an “investment adviser” as defined in Section 202(a)(11) of the Investment Advisers Act, or any successor provision thereto.

(g) While the Manager is providing the Services under this Agreement, the Manager shall also be permitted to provide services, including services similar to the Services covered hereby, to other Persons, including Affiliates of the Manager, but the Manager shall not render any services to any other Person on behalf of the Company.  This Agreement and the Manager’s obligation to provide the Services under this Agreement shall not create an exclusive relationship between the Manager and its Affiliates, on the one hand, and the Company and its Subsidiaries, on the other.

Section 3.2  Obligations of the Company

(a) The Company shall take all actions reasonably necessary as requested by the Manager consistent with the terms of this Agreement to enable the Company to fulfill its obligations under this Agreement.

(b) The Company shall take reasonable steps to ensure that:

(i) its employees act in accordance with the terms of this Agreement and the reasonable directions of the Manager in fulfilling the Company’s obligations hereunder and allowing the Manager to exercise its powers and rights hereunder; and

(ii) the Company provide to the Manager all reports (including monthly management reports and all other relevant reports) which the Manager may reasonably require and on such dates as the Manager may reasonably require.

(c) the Company will continue to employ at least the same number of staff and consultants in the same roles as on the date of execution of the Agreement, unless mutually agreed with the Manager, or to the extent that the Board of Directors, in exercising its fiduciary duties, determines otherwise.

(d) The Company agrees that, in connection with the performance by the Manager of its obligations hereunder, the Manager may recommend to the Company, and may engage in, transactions with any of the Manager’s Affiliates; provided, that any such transactions shall be subject to the advance authorization and approval of the Board of Directors.

(e) Assuming the Company has a class of securities registered under the Federal Securities Laws, the Company shall maintain a Board of Directors consisting of a majority of Independent Directors and of a sufficient number required to meet the legal and regulatory obligations of a publicly held company, as determined by the Board of Directors.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) The Company shall take any and all actions necessary to ensure that it does not become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, or any successor provision thereto.

Section 3.3  Company Asset Disposition Opportunities

(a) The Company agrees that the Manager shall have, and does hereby grant to the Manager, exclusive responsibility for identifying, reviewing and making recommendations to the Board of Directors with respect to opportunities for the disposition of Company Assets.  In the event that any such opportunity is not originated by the Manager, the Board of Directors shall seek a recommendation from the Manager prior to making any decision concerning such opportunity; provided, however, that the Board of Directors shall not be bound by any such recommendation from the Manager.

(b) In the case of any opportunities for the disposition of Company Assets that involves an Affiliate of either the Manager or the Company, the Company’s Board of Directors shall be required to authorize and approve such transaction in advance in accordance with paragraph (c) below.  Any disposition of Company Asset that involves an Affiliate of the Manager will also require an independent, third party valuation in a form acceptable to the Board of Directors in its sole discretion.

(c) The Manager shall review each disposition of Company Asset opportunity presented to the Manager to determine, together with the Board, if such opportunity satisfies the Company’s criteria, as established by the Board of Directors from time to time.  If it is determined that such an opportunity satisfies such criteria, then such opportunity shall be considered by the Board of Directors for its authorization and approval prior to any consummation thereof.

(d) The Parties agree that the treatment of acquisition opportunities will require development of mutually agreed clear and differentiated selection criteria to determine whether such opportunities should be considered by the Company, the Manager, or an Affiliate of either.  The Manager and the Board will develop such criteria as soon as practical after the execution of this Agreement.

Section 3.4  Change of Services

(a) The Company and the Manager shall have the right at any time during the term of this Agreement to change the Services provided by the Manager and such changes shall in no way otherwise affect the rights or obligations of any Party hereunder.

(b) Any change in the Services shall be authorized in writing and evidenced by an amendment to this Agreement, as provided in Section 13.9 hereof.  Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE IV
POWERS OF THE MANAGER

Section 4.1  Powers of the Manager

(a) The Manager shall have no power to enter into any contract for or on behalf of the Company or otherwise subject it to any obligation, such power to be the sole right and obligation of the Company, acting through the Board of Directors and the Company officers.

(b) Subject to Section 4.2 and for purposes other than to delegate its duties and powers to perform the Services hereunder, the Manager shall have the power to recommend that the Company engage any agents (including real estate agents and managing agents), valuation experts, contractors and advisors (including accounting, financial, tax and legal advisors) that it deems necessary or desirable in connection with the performance of its obligations hereunder.  All such costs will be paid by the Company directly to the extent possible.  In the event the Manager incurs those costs on behalf of the Company, those costs shall be subject to reimbursement in accordance with Section 7.2 hereto.

Section 4.2  Delegation

The Manager may delegate or appoint:

(a) Any of its Affiliates as its agent, at its own cost and expense, to perform any or all of the Services hereunder, subject to the approval of the Board of Directors; or

(b) Any other Person, whether or not an Affiliate of the Manager, as its agent, at its own cost and expense, to perform those Services hereunder which, if agreed to by the Manager and the Board of Directors, are not critical to the ability of the Manager to satisfy its obligations hereunder; provided, however, that, in each case, the Manager shall not be relieved of any of its obligations or duties owed to the Company hereunder as a result of such delegation.  The Manager shall be permitted to share Company information with its appointed agents subject to appropriate and reasonable confidentiality arrangements.  For the avoidance of doubt, any reference to Manager herein shall include its delegates or appointees pursuant to this Section 4.2.

Section 4.3  Manager’s Obligations, Duties and Powers Exclusive

Subject to the provisions of Article IX hereof, the Company agrees that during the term of this Agreement, the obligations, duties and powers imposed on and granted to the Manager under Article III and this Article IV are to be performed or held exclusively by the Manager or its delegates and the Company shall not, through the exercise of the powers of their employees, perform any of the Services except in circumstances where it is necessary to do so to comply with applicable law, including law applicable to the Board of Directors’ exercise of its fiduciary duties, or as otherwise agreed to or delegated, in accordance with Section 4.2 hereof, by the Manager in writing.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE V
INSPECTION OF RECORDS

Section 5.1  Books and Records of the Company

At all reasonable times and on reasonable notice, the Manager and any Person authorized by the Manager shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement and for a period of five (5) years after termination hereof, the books, records and data stored in computers and all documentation of the Company pertaining to all Services performed by the Manager or the Management Fee to be paid by the Company to the Manager, in each case, hereunder.  There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.1.

Section 5.2  Books and Records of the Manager

At all reasonable times and on reasonable notice, the Company and any Person authorized by the Company shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement and for a period of five (5) years after termination hereof, the books, records and data stored in computers and all documentation of the Manager pertaining to all Services performed by the Manager or the Management Fee to be paid by the Company to the Manager, in each case, hereunder.  There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.2.

ARTICLE VI
AUTHORITY OF THE COMPANY
AND THE MANAGER

Each Party represents to the others that it is duly authorized with full power and authority to execute, deliver and perform its obligations and duties under this Agreement.  The Company represents that the engagement of the Manager has been duly authorized by the Board of Directors of the Company.

ARTICLE VII
MANAGEMENT FEE; EXPENSES

Section 7.1  Management Fee

(a) Obligation.  As payment to the Manager for its services under this agreement, the Company shall pay to the Manager a quarterly fee of $275,000, such fee to be paid by the Management Fee Payment Date.

(b) Use of Office Space.  To the extent the Company continues to lease premises, it will also permit the Manager to continue to occupy its current space in the Company’s offices and to use all office infrastructure as well as internal and external administrative support services through the end of the lease term, at no additional cost to the Manager.  The Company shall be under no obligation to continue its lease, whether during the term of this Agreement or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Negotiation of Future Year Fees.  The Company and the Manager agree that the Management Fee in section 7.1(a) shall be for the first Management Agreement Year.  Prior to the end of the first Management Agreement Year and for each year following, and assuming that the Agreement has not been terminated in accordance with the provisions hereof, the Company and the Manager shall negotiate in good faith to determine the Management Fee payable for the following Management Agreement Year.

Section 7.2  Reimbursement of Expenses

(a) Subject to Sections 7.1 and 8.2 hereof, the Company shall reimburse the Manager for all costs and expenses of the Company that are Incurred by the Manager or its Affiliates on behalf of the Company, including all out-of-pocket costs and expenses Incurred in connection with preparing for and performing Services hereunder, the cost of health benefits comparable to those provided to Mark Gabrielson and Geoffrey Wilson by the Company as of the date of this Agreement, and all costs and expenses the reimbursement of which is specifically approved by the Board of Directors of the Company.

(b) Other than as described in Sections 7.1 and 7.2(a), the Company shall not be obligated or responsible for reimbursing or otherwise paying for any costs or expenses of the Manager or the Members or their Affiliates.

(c) Any such reimbursement shall be paid monthly, subject to the Company’s receipt of reasonable supporting documentation, to the Manager in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

(d) Except as otherwise provided for in this Section 7.2, all reimbursements made pursuant to this Section 7.2 shall be reviewed by the Company’s Audit Committee of the Board on a quarterly basis in connection with the preparation of the Company’s consolidated financial statements.  If the Company’s Audit Committee identifies any discrepancy in such reimbursements, then the Company’s Audit Committee of the Board, on behalf of the Company, and the Manager shall mutually resolve such discrepancy.

Section 7.3  Other Payments

(a) In addition to the payments and reimbursements described in Sections 7.1 and 7.2, the Manager shall be eligible for certain additional payments (“Incentive Payments”) related to the accomplishment of specific objectives.  Those objectives and their related payments shall consist of:

(i) For satisfactorily [***] the outstanding [***] related to the [***] in [***], the Manager shall receive a payment of $250,000, it being agreed that [***] of the [***] surrounding the [***] for total expense in an amount equal to or less than $[***] shall be deemed to be a satisfactory [***];

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) For establishing an independent valuation for certain Company Assets through a procedure to be mutually agreeable to the Manager and the Board of Directors, and for negotiating and closing a transaction resulting in the monetization of any of those Company Assets, the Manager shall receive payments equal to 12% of the gross proceeds received by the Company in any transaction, payable at such time and in such form as the proceeds are received by the Company, it being agreed that the following Company Assets shall be included in such valuation:  [***] intellectual property; [***], and [***] intellectual property; and

(iii) For negotiating and closing a sale or merger (including a sale of all or substantially all of the assets in a single transaction or series of related transactions, but excluding for this purpose, one or more transactions identified in clause (ii) above to the extent that an Incentive Payment has previously been paid in respect of such transaction) of the Company, which transaction allows for the distribution of proceeds to the Company’s shareholders, the Manager shall receive a payment equal to the greater of (i) 5% of the gross proceeds received by the Company or its shareholders in such transaction, or (ii) $250,000.

(b) Determination of the achievement of any of these objectives shall be at the sole discretion of the Board of Directors.  Any payments made pursuant to Section 7.3(a) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

(c) The Manager confirms that it currently intends to [***] to the sole satisfaction of the Board of Directors.  In the event that, [***], and subject to the Fund being [***], the Manager does not [***], then the Manager agrees, at the election of the Company, either (i) to repay the full amount of all Management Fees paid under this Agreement or (ii) to grant to the Company a 5% share of the General Partner’s carried interest in the Fund.  For avoidance of doubt, the Incentive Payments will not be subject to this refund provision.

(d) The Parties acknowledge that any other significant contingent or real liabilities (for example, the [***]) will require vigilant monitoring by the Manager, and if there are any adverse developments with regard to any such liability, the Manager and Board of Directors shall promptly develop a plan to address such developments.

ARTICLE VIII
SECONDMENT OF OFFICERS BY THE MANAGER

Section 8.1  Secondment of the Chief Executive Officer and Chief Financial Officer

The Manager shall second to the Company individuals to serve as the Company’s Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer).  The Board of Directors shall elect the seconded Chief Executive Officer and Chief Financial Officer as officers of the Company in accordance with the operational objectives and business plans of the Company in existence from time to time.  The seconded Chief Executive Officer and Chief Financial Officer shall report directly to, and be subject to the direction of, the Board of Directors.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.2  Remuneration of the Chief Executive Officer and Chief Financial Officer

(a) The Chief Executive Officer and Chief Financial Officer seconded to the Company pursuant to this Article VIII shall, at all times, remain employees of, and be remunerated by, the Manager or an Affiliate of the Manager.

(b) Except as set forth in Sections 7.2(a) and 8.2(c) hereof, the Services performed for the Company by the Chief Executive Officer, the Chief Financial Officer and all other personnel, if any, of the Manager or its Affiliates shall be provided at the cost of the Manager or an Affiliate of the Manager.

(c) Should the Company desire that the Manager provide additional Services to the Company beyond those provided by the current Members of the Manager, and the Manager agrees to provide those Services, the cost of such staff required to perform the Services shall be provided at the cost of the Manager or an Affiliate of the Manager, as jointly agreed by the Manager and the Board of Directors, and reimbursed by the Company pursuant to Section 7.2 of this Agreement.

(d) The Manager shall disclose the amount of remuneration paid, and other benefits provided, to any officer or employee seconded to the Company, including the Chief Executive Officer and Chief Financial Officer, by the Manager, and shall provide any such additional compensation information reasonably requested by the Company, to the Board of Directors of the Company to the extent required for the Company to comply with the requirements of applicable law, including the Federal Securities Laws.

Section 8.3  Secondment of Additional Officers and Appointees

The Manager and the Company’s Board of Directors may agree from time to time that the Manager shall second to the Company one or more additional individuals to serve as officers or apointees of the Company, upon such terms as the Manager and the Company’s Board of Directors may mutually agree.  Any such individuals shall have such titles and fulfill such functions as the Manager and the Company may mutually agree.  The Parties currently anticipate that the Manager will be requested to second to the Company a Senior Vice President, Clinical Development (initially Stephen Donahue), who will be designated an officer of the Company, and a Director of Strategy (initially Geoffrey Wilson) who will be designated as an appointee to the Company.

Section 8.4  Insurance

The Company agrees it shall maintain adequate directors and officers insurance for any individuals seconded to the Company, with liability coverage of no less than $10 million.

ARTICLE IX
TERMINATION; RESIGNATION AND REMOVAL OF THE MANAGER

Section 9.1  Resignation by the Manager

The Manager may resign and terminate this Agreement at any time with 180 days’ prior written notice to the Company, which right shall not be contingent upon the finding of a replacement manager.  However, if the Manager resigns, until the date on which the resignation becomes effective, in addition to continuing to perform the Services hereunder, the Manager shall, upon request of the Board of Directors, use reasonable efforts to assist the Board of Directors to find a replacement manager, subject to any cost or expense related to this effort being reimbursed by the Company.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 9.2  Removal of the Manager

(a) The Board of Directors may terminate this Agreement and the Manager’s appointment if, at any time:

(i) the Board of Directors votes to terminate this Agreement;

(ii) the Company is sold or acquired, by merger or otherwise, or disposes (by sale, exclusive license or otherwise) of all or substantially all of its assets;

(iii) either a majority of the Members of the Manager at the time of execution of this agreement or Mark J. Gabrielson become no longer employed by the Manager;

(iv) the Board of Directors determines it is necessary to do so in order to comply with applicable law or its fiduciary duties, or the Company is involved in bankruptcy or receivership proceedings, or otherwise becomes insolvent (as determined by the Board of Directors); or

(v) (A) the Manager materially breaches the terms of this Agreement and such breach continues unremedied for thirty (30) days after the Manager received written notice from the Company setting forth the terms of such breach, or (B) the Manager (x) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement, or (y) engaged in fraudulent or dishonest acts in connection with the business and operations of the Company.

(b) With the exception of Sections 9.2(a)(ii), 9.2(a)(iii), 9.2(a)(iv) or 9.2(a)(v), in which case the termination shall take effect immediately, termination by the Company will require 180 days prior written notice to the Manager.

Section 9.3  Termination

Subject to Section 13.4, this Agreement shall terminate upon the resignation or removal of the Manager in accordance with Section 9.1 or 9.2 hereof.  Except for termination under Sections 9.2(a)(ii), 9.2(a)(iii), 9.2(a)(iv) or 9.2(a)(v), termination of this Agreement may not be effective prior to April 30, 2011.

Section 9.4  Seconded Individuals

Upon the termination of this Agreement, all seconded officers, including the Chief Executive Officer and Chief Financial Officer, employees, representatives and delegates of the Manager and its Affiliates who perform Services hereunder, shall resign their respective positions with the Company and cease working on behalf of the Company as of the date of such termination or at such other time as mutually agreed by the Manager and the Board of Directors.  Any Member appointed director may continue to serve on the Board of Directors at the discretion of the Board of Directors.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 9.5  Directions

After a written notice of termination has been given under this Article IX, the Company may direct the Manager to undertake any actions necessary to transfer any aspect of the ownership or control of the assets of the Company to the Company or to any nominee of the Company and to do all other things necessary to bring the appointment of the Manager to an end, and the Manager shall comply with all such reasonable directions.  In addition, the Manager shall, at the Company’s expense, deliver to any new manager or the Company any books or records held by the Manager under this Agreement and shall execute and deliver such instruments and do such things as may reasonably be required to permit new management of the Company to effectively assume its responsibilities.

Section 9.6  Payments Upon Termination

(a) Expenses.  Notwithstanding anything in this Agreement to the contrary, the costs and expenses accrued and payable to the Manager prior to the effective date of termination pursuant to Section 7.2 hereof shall be payable to the Manager upon the termination of this Agreement pursuant to this Article IX.  All payments made pursuant to this Section 9.6(a) shall be made in accordance with Article VII hereof.

(b) Management Fees.  Upon termination of this Agreement pursuant to Sections 9.1 or 9.2 hereof, the Company shall immediately pay the Manager the full amount of the Management Fee due but unpaid through the effective date of termination; provided, however, that upon termination for any reason other than pursuant to Section 9.2(a)(i), the Manager shall not be entitled to receive any Management Fee with respect to periods following the effective date of termination, and any Management Fees previously paid in respect of subsequent periods shall be refunded.  Any payments made pursuant to this Section 9.6(b) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

ARTICLE X
INDEMNITY

Subject to the provisions of this Article X, each of the Company and the Manager (the “Indemnifying Parties”) shall indemnify, reimburse, defend and hold harmless the Manager and the Company, respectively, and their respective successors and permitted assigns, together with their respective employees, officers, members, managers, directors, business partners, agents and representatives (collectively the “Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever (collectively “Losses”) that are Incurred in respect of third parties by such Indemnified Parties in connection with, relating to or arising out of the performance of this Agreement; provided, however, that the Indemnifying Parties shall not be obligated to indemnify, reimburse, defend or hold harmless any Indemnified Party for any Losses Incurred by such Indemnified Party in connection with, relating to or arising out of:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) a breach by such Indemnified Party of this Agreement;

(b) the gross negligence, willful misconduct, bad faith or reckless disregard of such Indemnified Party in the performance of any obligations hereunder; or

(c) fraudulent or dishonest acts of such Indemnified Party.

The indemnification obligation of the Company hereunder shall apply to the Manager to the same extent as the Company’s obligations to indemnify its officers and directors exists from time to time under the Company’s Articles of Incorporation, By-laws and applicable provisions of Delaware law.  The indemnification obligation of the Manager hereunder shall not exceed an amount equal to the lesser of (i) $[***] or (ii) [***]% of the aggregate total payments received by the Manager under this Agreement.

The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity.

Without the prior written consent of the Indemnifying Party, no Indemnified Party shall settle, compromise or consent to the entry of any judgment in, or otherwise seek to terminate any, claim, action, proceeding or investigation in respect of which indemnification could be sought hereunder unless (a) such Indemnified Party indemnifies the Indemnifying Party from any liabilities arising out of such claim, action, proceeding or investigation, (b) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim, action, proceeding or investigation and (c) the parties involved agree that the terms of such settlement, compromise or consent shall remain confidential.

ARTICLE XI
LEGAL ACTIONS

Section 11.1  Third Party Claims

(a) The Manager shall notify the Company promptly of any claim made by any third party in relation to the assets of the Company and shall send to the Company any notice, claim, summons or writ served on the Manager concerning the Company.

(b) The Manager shall not, without the prior written consent of the Board of Directors, purport to accept or admit any claims or liabilities of which it receives notification pursuant to Section 11.1(a) above on behalf of the Company or make any settlement or compromise with any third party in respect of the Company.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XII
CONFIDENTIALITY

Section 12.1  Non-Disclosure

The Manager shall not, and the Manager shall cause its Affiliates and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to (x) the Company, including any information contained in the books and records of the Company and (y) the Company’s Subsidiaries, including any information contained in the books and records of any such Subsidiaries; provided, however, that disclosure and use of any information shall be permitted (i) with the prior written consent of the Company, (ii) as, and to the extent, expressly permitted by this Agreement or any other agreement between the Manager and the Company or any of the Company’s Subsidiaries (but only to the extent that such information relates to such Subsidiaries), (iii) as, and solely to the extent, necessary or required for the performance by the Manager, any of its Affiliates or its delegates of any of their respective obligations under this Agreement, (iv) as, and to the extent, necessary or required in the operation of the Company’s business or operations in the Ordinary Course of Business, (v) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 12.1 by the Manager or any of its Affiliates), (vi) as, and to the extent, necessary or required by any governmental order, applicable law or any governmental authority, subject to Section 12.4, and (vii) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement or any other agreement between the Manager and the Company or any of the Company’s Subsidiaries; provided, however, that, in each case, the Manager obtains a confidentiality and non-disclosure agreement in form satisfactory to the Company in respect of the information disclosed.

Section 12.2  Compliance

The Manager shall produce and implement policies and procedures that are reasonably designed to ensure compliance by the Manager’s directors, officers, employees, agents and representatives with the requirements of this Article XII.  The Manager, its Members and employees shall comply with the Company’s insider trading polices as in effect from time to time.

Section 12.3  Definition

For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, formulas, production processes, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing with respect to the business or operations of the Company or any of its Subsidiaries.  However, the Parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Article XII.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 12.4  Proceedings

In the event that the Manager is required by governmental order, applicable law or any governmental authority to disclose any confidential information of the Company or any of its Subsidiaries that is subject to the restrictions of this Article XII, the Manager shall (i) notify the Company or any of its Subsidiaries in writing as soon as possible, unless it is otherwise affirmatively prohibited by such governmental order, applicable law or such governmental authority from notifying the Company or any such Subsidiaries, as the case may be, (ii) cooperate with the Company or any such Subsidiaries to preserve the confidentiality of such confidential information consistent with the requirements of such governmental order, applicable law or such governmental authority and (iii) use its reasonable best efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such governmental order, applicable law or such governmental authority, in each case, at the cost and expense of the Company.

Section 12.5  Copies

Nothing in this Article XII shall prohibit the Manager from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Article XII, subject to its compliance with this Article XII.

Section 12.6  Breaches

The Manager shall be responsible for any breach or violation of the requirements of this Article XII by any of its agents or representatives.

ARTICLE XIII
MISCELLANEOUS

Section 13.1  Obligation of Good Faith; No Fiduciary Duties

The Manager shall perform its duties under this Agreement in good faith and for the benefit of the Company.  The relationship of the Manager to the Company is as an independent contractor and nothing in this Agreement shall be construed to impose on the Manager an express or implied fiduciary duty.

Section 13.2  Binding Effect

This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 13.3  Compliance

(a) The Manager shall take all reasonable steps such that each of its officers, agents and employees comply, in all material respects, with any law, including the Federal Securities Laws and the securities laws of any applicable jurisdiction and the Nasdaq Capital Market (or any successor thereto or any other exchange or trading system applicable to the Company’s securities) rules and regulations, in each case, as in effect from time to time, to the extent that it concerns the functions of the Manager or the obligations of the Company under this Agreement or under the Federal Securities Laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) The Manager shall maintain management systems, policies and internal controls and procedures that reasonably ensure that the Manager and its employees comply with the terms and conditions of this Agreement, as well as comply with the internal policies, controls and procedures established by the Company from time to time, including, without limitation, those relating to insider trading policies, conflicts of interest and similar corporate governance measures.

Section 13.4  Effect of Termination

This Agreement shall be effective as of the Commencement Date and shall continue in full force and effect thereafter until termination hereof in accordance with Article IX.  The obligations of the Parties set forth in Articles IX, X, XI, XII and XIII hereof shall survive such termination of this Agreement, subject to applicable law.

Section 13.5  Notices

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

Attention:  Chairman of the Board
Ore Pharmaceutical Holdings Inc.
One Main Street
Suite 300
Cambridge, MA 02142
Fax:  617-649-2050

with a copy (which shall not constitute notice) to its counsel:

Attention:  William T. Whelan, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Fax:  (617) 542-2241

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to the Manager, to:

Attention:  Mark J. Gabrielson
p-Value Capital Management, LLC
One Main Street
Suite 300
Cambridge, MA 02142
Fax:  617-649-2003

with a copy (which shall not constitute notice) to its counsel:

Attention:  Mitchell S. Bloom, Esq.
Goodwin Procter L.L.P.
53 State Street
Exchange Place
Boston MA  02109
Fax:  617-523-1231

or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 13.6  Headings

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Section 13.7  Applicable Law

This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 13.8  Submission to Jurisdiction; Waiver of Jury Trial

Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the Commonwealth of Massachusetts and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.  Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party.  Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 13.5 hereof, such service to become effective ten (10) days after such mailing.  Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective.  The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law.  The foregoing consents to jurisdiction shall not constitute general consents to service of process in the Commonwealth of Massachusetts for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement.  To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 13.8 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

Section 13.9  Amendment; Waivers

No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced; provided, that any amendment of Article VII or section 8.2 hereof shall not be effective as to any Party hereto unless such amendment was authorized and approved by the Board of Directors.  Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 13.10  Remedies to Prevailing Party

If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 13.11  Severability

Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof.

Section 13.12  Benefits Only to Parties

Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person.

Section 13.13  Further Assurances

Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement.

Section 13.14  No Strict Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 13.15  Entire Agreement

This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement.  Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 13.16  Assignment

This Agreement shall not be assignable by either party except by the Company to any Person with which the Company may merge or consolidate or to which the Company transfers by sale, exclusive license or otherwise, all or substantially all of its assets.

Section 13.17  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

P-VALUE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark J. Gabrielson
Name: Mark J. Gabrielson
Title: Managing Member

ORE PHARMACEUTICAL HOLDINGS INC.

By:	/s/ J. Stark Thompson
Name: J. Stark Thompson
Title: Chairman of the Board

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the
Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.